Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-3 of TRI Pointe Group, Inc. of our report dated February 18, 2014, with respect to the Weyerhaeuser Real Estate Company consolidated statements of operations, changes in equity, and cash flows for the year ended December 31, 2013, which report appears in the Form 10-K of TRI Pointe Group, Inc. dated February 26, 2016.

/s/ KPMG LLP

Seattle, WA

May 18, 2016